UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 11, 2000



                       SIMMONS FIRST NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)



            Arkansas                  0-6253                   71-0407808
(State or other jurisdiction of     (Commission             (I.R.S. employer
incorporation or organization)      file number)            identification No.)




 501 Main Street, Pine Bluff, Arkansas                             71601
(Address of principal executive offices)                         (Zip Code)



                                 (870)541-1000
              (Registrant's telephone number, including area code)

ITEM: 5

The following is the text of a press release issued by the registrant at 3:10 P.M. Central Standard Time on December 11, 2000.




FOR RELEASE:      Monday, December 11, 2000


      SIMMONS FIRST NATIONAL CORPORATION DECLARES $0.21 PER SHARE DIVIDEND


     Pine Bluff, AR -- Simmons First National Corporation's Board of Directors declared a regular $0.21 per share quarterly cash dividend payable January 2, 2001, to shareholders of record December 21, 2000. This dividend represents a $0.01 per share, or 5.00% increase over the previous quarter and a $0.02 per share, or 10.53% increase over the dividend paid for the same period in 1999.
     Simmons First National Corporation is a financial holding company, with community banks in Pine Bluff, Jonesboro, Lake Village, Dumas, Rogers,
Russellville, Searcy and El Dorado, Arkansas. The Company's eight banks are conducting financial operations from 63 offices in 33 communities.

                               # # # # # # # # # #


FOR MORE INFORMATION CONTACT:

Lawrence Fikes
Vice President, Marketing
Simmons First National Bank
870-541-1438
Ticker symbol:  SFNCA

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SIMMONS FIRST NATIONAL CORPORATION




Date:    December  11, 2000             /s/ Barry L. Crow
     ----------------------             ----------------------------------------
                                        Barry L. Crow, Executive Vice President
                                          and Chief Financial Officer